SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

Med Diversified, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1037630
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 1-15587

100 Brickstone Square, Fifth Floor Andover, MA 01810
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 323-2500

200 Brickstone Square, Suite 403 Andover, MA 01810
(Former name or former address, if changed since last report)

Item 1.                                      Changes in Control of Registrant

Not Applicable

Item 2.                                      Acquisition or Disposition of Assets

Not Applicable

Item 3.                                      Bankruptcy or Receivership

Not Applicable

Item 4.                                      Changes in Registrant’s Certifying Accountant

Not Applicable

Item 5.                                      Other Events

Item 6.                                      Resignations of Registrant’s Directors

Not Applicable

Item 7.                                      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)       Financial Statements

Not Applicable

(b)       Pro Forma Financial Information

Not Applicable

(c)       Exhibits

99.1	PowerPoint presentation, “Update on Post-Petition Activities and Performance,” submitted to U.S. Bankruptcy Court, Eastern District of New York, during May 19, 2003 hearing

99.2	Notice on Forward Looking Statements

Item 8.                                      Change in Fiscal Year

Not Applicable

Item 9.                                      Regulation FD Disclosure

On May 19, 2003, the management of Med Diversified, Inc. (the “Company”) appeared before the Honorable Stan Bernstein of the U.S. Bankruptcy Court, Eastern District of New York (“the Court”), concerning Chapter 11 case no. 8-02-88564. In an oral presentation, the Company updated the Court on its activities and performance since filing for bankruptcy protection on November 27, 2002.

In connection with the Company’s motion to extend the exclusivity period for submitting a Plan of Reorganization to the Court, the Company presented certain financial information related to the quarter and the fiscal year ended March 31, 2003. The Company stressed these results have not yet been audited and intends to file a formal earnings report in late June.

A copy of the Company’s presentation, “Update on Post-Petition Activities and Performance,” which was submitted to U.S. Bankruptcy Court, Eastern District of New York, during a May 19, 2003, hearing, is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC.
(Registrant)

Date: May 20, 2003	By:	/s/ Frank Magliochetti
Frank Magliochetti,
Chief Executive Officer

EXHIBIT INDEX

99.1	PowerPoint presentation, “Update on Post-Petition Activities and Performance,” submitted to U.S. Bankruptcy Court, Eastern District of New York, during May 19, 2003 hearing

99.2	Notice on Forward Looking Statements